Exhibit 99.1

Strategy International Insurance Group, Inc. and RS
Group of Companies, Inc. Announce Agreement to Merger

Strategy International Insurance Group, Inc. (OTCBB:SGYI) and RS Group of Companies, Inc. (OTCBB:RSGC) announced today that, on January 6th, 2006, the respective Boards of Directors of the companies approved a letter agreement stating that RS Group would be merged with and into Strategy or a wholly-owned subsidiary of Strategy.

The merger will be subject to the execution of a definitive merger agreement, the vote of the shareholders of RS Group to approve the merger, the vote of the shareholders of Strategy to increase the authorized common stock of Strategy sufficient to issue the new shares to the RS Group companies, compliance with all necessary regulatory requirements, and such other customary conditions as shall be provided by the definitive merger agreement.

Pursuant to this letter agreement, each of the holders of issued and outstanding stock of RS Group as of the record date all classes shall receive, in exchange for every three shares of RS Group common stock held, two shares of common stock, $0.001 par value of Strategy common stock. The exchange ratio was based upon initial fairness opinions provided to the respective Boards of Directors of the RS Group and Strategy by independent valuation firms.

“We have long believed that the objectives of Strategy International and RS Group match. We are excited to see the efforts of both management teams have come to fruition. Combining our strengths into a single organization will lead to operational efficiencies and open up new revenue opportunities,” said Stephen Stonhill, President and CEO of Strategy International Insurance Group, Inc.

John Hamilton, CEO of RS Group of Companies, Inc., said “This is an exciting time for our investors, clients, employees and partners. We look forward to a future that we believe will enable both companies to expand its presence within the insurance and reinsurance industry.”

About RS Group of Companies, Inc.

RS Group of Companies, Inc. (http://www.rsgc.com) has developed and is implementing a strategy to design, structure and sell a broad series of pass-through risk specialty insurance and reinsurance platforms throughout North America. The company is structured as a holding company for an integrated group of businesses that operates in four distinct operating segments: residential rental services, timeshare affinity program, financial guarantee, and specialty insurance brokerage. Current offerings include RentShield(R) (http://www.rentshield.com), a Residential Rental Services Program being offered to North America’s $300 billion residential real estate rental market, and Value Guaranteed Vacations, Inc.’s timeshare affinity program, VGV(TM) Program (http://www.vgvinc.com).

About Strategy International Insurance Group, Inc.

Strategy International Insurance Group, Inc., (http://www.sgyi.com) a Texas corporation is a publicly traded holding company for a group of financial service companies that are located throughout the world. Strategy Holding Company Limited, a wholly-owned subsidiary is the parent company for a group of insurance related organizations whose operating subsidiaries include Strategy Insurance Limited of Barbados, Strategy Insurance (Canada) Limited and Strategy Underwriting Agency Limited. Strategy Holding Company Limited owns all of the insurance operations of which the key operating insurance company is Strategy Insurance Limited. Strategy Insurance Limited was incorporated in Barbados on December 23, 2003 and was granted a license under the Barbados Exempt Insurance Act on March 25, 2004. Strategy Insurance Limited is Strategy International Insurance Group, Inc.’s key operating insurance company.

Forward-Looking Statement

Statements in this press release which are not historical in nature are intended to be forward-looking statements made in reliance on the “safe harbor” of the Securities Exchange Act of 1934. Each company cautions that forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in such statements. When used in this press release, words including “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “could,” “may” and similar expressions, as they relate to either company or such company’s management identify forward-looking statements. Such forward-looking statements are based on the beliefs of, as well as assumptions made by and information currently available to, each Company. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, domestic and international business, economic and political conditions and developments, competitive factors, pricing pressures, capacity and factors affecting the insurance industry. Readers are cautioned not to place undue reliance on these forward-looking statements. Neither Company undertakes any obligation to update or revise any forward-looking statement.

RS Group of Companies, Inc. (OTC Bulletin Board:RSGC)

Strategy International Insurance Group, Inc. (OTC Bulletin Board:SGYI)

Wellington-Cooke Corporate Services
Patti Cooke
(416) 464-7484
pcooke@wellington-cooke.com

Source: Business Wire (January 10, 2006 - 4:05 PM EST)